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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                               -----------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: December 11, 2000


                            THE KUSHNER-LOCKE COMPANY
             (Exact name of registrant as specified in its charter)


          CALIFORNIA                    0-17295                 95-4079057
(State or other jurisdiction of       (Commission              (IRS Employer
 incorporation or organization)       File Number)          Identification No.)


11601 WILSHIRE BOULEVARD, 21ST FLOOR
     LOS ANGELES, CALIFORNIA                                       90025
(Address of Principal Executive Offices)                         (Zip Code)


                                 (310) 481-2000
              (Registrant's telephone number, including area code)



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Item 5.  Other Events.
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     On December 8, 2000, The Kushner-Locke Company (the "Company") filed a borrowing base certificate with The Chase Manhattan Bank under its Credit, Security, Guaranty and Pledge Agreement, dated as of June 19, 1996, among the Company, the Guarantors named therein, the lenders named therein and The Chase Manhattan Bank, N.A., (formerly Chemical Bank) as Agent (the "Agent"), and as Fronting Bank for the lenders (as such agreement has been amended from time to time, the "Credit Agreement"). This certificate reports that the Company is materially over its borrowing limits which would be an event of default under the Credit Agreement for which the Agent may terminate the Agreement and/or declare all amounts due and payable thereunder immediately due and payable, and the Company does not believe its present cash position would enable it to repay the amounts due. Consequently, the Company will be prohibited from making any payments to any subordinated creditors under either its 13 3/4% Convertible Subordinated Debentures or its 8% Convertible Subordinated Debentures, both of which become due in December 2000. Even if the Company would not be in default under the Credit Agreement, the Company does not believe that its present cash position would enable it to make the required payments on the principal amounts due upon maturity of these debentures. Failure to make these payments when due would constitute a default of the Company's obligations under these debentures.




                                   SIGNATURE
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: December 11, 2000                     THE KUSHNER-LOCKE COMPANY



                                            By: /s/ DONALD KUSHNER
                                                -------------------------------
                                                Donald Kushner
                                                Co-Chairman of the Board and
                                                Co-Chief Executive Officer







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